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                                                                  EXHIBIT 10.56


                                LEASE AGREEMENT

         THIS LEASE AGREEMENT ("Lease") is entered into as of the 24th day of February, 2003, by and between NORCO, INC., a Connecticut corporation (hereinafter called "Landlord"), whose address for purposes hereof is 700 Liberty Avenue, Union, NJ 07083, and Marathon Power Technologies Company, a Delaware corporation (hereinafter called "Tenant"), whose address for purposes hereof is 8301 Imperial Drive, TX 76712.

         1.       DEFINITIONS.

         (a) "Basic Rental": Those amounts set forth on the Basic Rental Schedule, attached hereto and made a part hereof for all purposes as Exhibit A.

         (b)      "Commencement Date": February 24, 2003.

         (c) "Lease Term": The initial term (the "Initial Term") shall be the period commencing on the Commencement Date and continuing for one (1) year. In the event Tenant does not agree to purchase the Premises pursuant to the Purchase Option (as defined herein), then upon the conclusion of the Initial Term, the Lease Term shall be immediately extended for an additional six (6) months (the "Extended Term"), after which time this Lease shall terminate automatically. All the same terms and conditions of this Lease that apply during the Initial Term shall apply during the Extended Term.

         (d) "Permitted Use": Industrial manufacturing, machining, stamping, fabricating, general office, distribution, sales and related uses thereto, including, without limitation, the activities conducted on the Premises on the date hereof.

         (e) "Premises": The land and buildings generally outlined on Exhibit B attached hereto and made a part hereof, consisting of approximately
19.647 acres and approximately 855,823 rentable square feet, commonly known as 139 Ethan Allen Highway, Ridgefield, Connecticut.

         2.       LEASE GRANT.

         Landlord does hereby lease, demise and let unto Tenant the Premises commencing on the Commencement Date and ending on the last day of the Lease Term, unless this Lease is sooner terminated or extended as herein provided.

         3.       RENT.

         (a) In consideration of this Lease, Tenant promises and agrees to pay Landlord the Basic Rental for each month of the Lease Term without deduction or set off. One full monthly installment shall be payable by Tenant to Landlord contemporaneously with the execution of this Lease, and a like monthly installment of the Basic Rental as provided for in Exhibit A shall be due and payable without demand beginning on the first day of the calendar month following the expiration of the initial partial calendar month of the Lease Term; and continuing thereafter on or before the first day of each succeeding calendar month during the Lease Term. In the event any monthly installment of the Basic Rental, or any other sums which become owing by Tenant to


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Landlord under the provisions hereof are not received within ten business (10)
days after the due date thereof (without in any way implying Landlord's consent to such late payment), Tenant, to the extent permitted by law, agrees to pay, in addition to said monthly installment of the Basic Rental or such other sums owed, a late payment charge equal to two percent (2%) of the monthly installment of the Basic Rental or such other sums owed.

         4.       TAXES AND ASSESSMENTS.

         (a) Tenant agrees to pay all Taxes (as hereinafter defined) assessed against the Premises during the Lease Term and a pro rata portion of any installments of Taxes in the years in which the Commencement Date and expiration date of this Lease occur, such pro rata share to be determined as of the Commencement Date and expiration date in accordance with the customary method of prorating real estate taxes of the taxing district in which the Premises are situated. Tenant shall not be obligated to pay any installment of any special assessment that may be assessed, levied or confirmed during the Lease Term, but does not fall due and is not required to be paid until after the expiration of this Lease, except for a pro rata share of the installments of any Taxes becoming payable following the expiration of this Lease and applicable to a period falling within the Lease Term and unless Tenant exercises the Purchase Option. Any and all taxes assessed against Personal Property, as defined below, shall be the responsibility of Tenant.

         (b) As used in this Lease, the term "Taxes" means all taxes, assessments and levies (but specifically excluding any costs or charges in connection with environmental claims for which Landlord is responsible under the Asset Purchase Agreement), whether general or special, ordinary or extraordinary, of every nature or kind whatsoever that may be taxed, charged, assessed, levied or imposed at any time during the Lease Term by any governmental authority upon or against (i) the Premises or, (ii) this Lease or the leasehold estate created by this Lease. Notwithstanding, Tenant shall not be required to pay any franchise, estate, inheritance, transfer, income or similar tax imposed on Landlord.

         (c) Tenant shall pay the Taxes prior to delinquency, provided Landlord furnishes Tenant copies of any bills pertaining to such Taxes at least 20 business days prior to the Taxes becoming delinquent. Proof of payment shall be delivered promptly to Landlord. If Tenant fails to pay any Taxes by the due date, then, in addition to any other remedy of Landlord, Landlord may (but shall not be obligated to) pay the same plus any penalties or interest, and Tenant shall reimburse Landlord for all amounts so paid within ten (10) days after Landlord notifies Tenant of the payment, with interest as provided in
Section 3 of this Lease. In no event shall Tenant be liable for any penalties or interest if Landlord fails to provide Tenant with copies of Tax bills at least 20 business days prior to the Tax becoming delinquent

         5.       UTILITIES.

         Tenant shall pay, when due, all charges, assessments and fees for all utilities used or consumed on the Premises solely by Tenant, including, electricity, gas, water, sewer, cable, fiber optics, telephone and trash collection.

         6.       OPERATING EXPENSES.


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         Except as otherwise provided in this Lease, Tenant will be responsible for and pay for all operating expenses with respect to the maintenance, repair and operation of the Premises and all improvements thereon, including but not limited to, Insurance (as hereinafter defined), Taxes, snow removal, janitorial and trash services, parking lot maintenance, lawn and landscape maintenance and all other maintenance and repairs to any and all portions of the Premises, excluding any damage caused by Landlord or its agents and employees. Such maintenance, repair and replacement shall be done in a good and workmanlike manner, with materials of a quality at least equal to that which exists as of the Commencement Date. Subject to the obligations of Landlord or provided herein, Tenant shall keep the Premises in a neat and good condition, ordinary wear and tear excepted.

         INSURANCE.

         (a) During the Lease Term, Tenant shall cause the Premises and any other improvements located thereon to be insured for the full replacement value thereof against the hazards covered by the standard policy of all risks or special peril insurance. In addition, Tenant shall obtain plate glass, boiler and machinery, flood, worker's compensation, business interruption and other insurance reasonably requested by Landlord (the "Required Insurance"). Landlord shall also be named as an additional insured on the Commercial General Liability policy of Tenant and as an additional insured and loss payee on all property and casualty coverages required of Tenant herein. The Required Insurance shall be written by companies authorized to do insurance business in the State of Connecticut and reasonably satisfactory to Landlord and in amounts reasonably satisfactory to Landlord.

         (b) Liability Insurance. Tenant agrees to carry Commercial General Liability insurance against claims for bodily injury, death or property damage covering the Premises and adjoining streets and sidewalks and providing coverage with maximum limits of liability of not less than $1,000,000.00 for personal injury or death and property damage in anyone occurrence, $3,000,000.00 in the aggregate per policy year, naming Landlord as additional insured.

         (c) Worker's Compensation. Tenant agrees to carry Worker's Compensation insurance at not less than the minimum statutory amount.

         (d) Personal Property. Tenant shall bear the risk of all loss of contents contained on the Premises, including but not limited to all goods, inventory, products, property or equipment owned or belonging to Tenant or which is or may be used, consumed, or stored on the Premises ("Personal Property") and shall defend, indemnify and hold harmless Landlord related to such loss.

         (e) Cancellation. All policies of insurance evidencing the coverage required by this Section 7 (collectively, "Insurance") shall contain a provision that thirty (30) days prior written notice will be provided to both Landlord and Tenant in the event of cancellation, non-renewal or material change in the insurance coverage, and that any loss otherwise payable under the insurance policy shall be payable notwithstanding any act or negligence of Landlord or Tenant that might, absent such agreement, result in a forfeiture of all or part of the insurance proceeds.


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         (f)      Certificate of Insurance. Tenant shall furnish to Landlord, prior to the Commencement Date and thereafter upon Landlord's request, not to exceed one request per each six (6) month period of the Lease Term, policies or certificates evidencing such coverage.

         (g) Tenant Failure. If Tenant fails to effect, maintain or renew any Insurance, or to pay the premiums for the same, or to deliver to Landlord any required certificates, then, in addition to any other remedy available to Landlord, Landlord may (but shall not be obligated to), upon five (5) days prior written notice to Tenant, procure such insurance. Tenant shall reimburse Landlord for all amounts so paid within ten (10) days after Landlord notifies Tenant of any such payment.

         (h) Blanket Coverage. Tenant may maintain the coverages required by this Section under blanket policies covering the Premises and other locations owned or operated by the Tenant or an affiliate of the Tenant if the terms of such blanket policies otherwise comply with the provisions of this Section and contain specific coverage allocations in respect of the Premises complying with the provisions of this Section.

         7.       LANDLORD'S REPRESENTATIONS AND WARRANTIES.

         Landlord warrants and represents to Tenant that:

         (a) Landlord has full right and power to execute and perform this Lease and to grant the estate demised herein and that Tenant, on payment of the Rent and performance of the covenants and agreements hereof, shall peaceably and quietly have, hold and enjoy the Premises.

         (b) Landlord owns fee simple title to the Property, free and clear of any liens, encumbrances, restrictions and violations (or claims or notices thereof), except as set forth on Exhibit C attached hereto and incorporated herein.

         8.       USE.

         Tenant shall use the Premises only for the Permitted Use. Tenant will not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose other than the Permitted Use or for any use or purpose which is unlawful in part or in whole.

         9.       ENVIRONMENTAL.

         (a) Environmental Indemnification by Landlord. Landlord shall indemnify, defend and save harmless Tenant and its current and former officers, shareholders, employees administrators, predecessors, successors and assigns, personally and in their corporate capacity and any related entities, subsidiaries, parents, holding, related or affiliated companies or corporations and their respective current and former directors, shareholders, officers, employees, administrators, predecessors, successors and assigns, personally and in their corporate capacity, and agents harmless from any fine, suit, claim, action, liability, damage, loss, cost or expense, including, without limitation, reasonable attorney's fees and court costs, of any kind (collectively "Losses") arising out of or in any way connected with (i) any spills, releases, disposal or discharges of Hazardous Wastes at, onto or from the Premises before the Commencement Date


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and first arising before the Lease Term, including any post-Commencement Date migration or leaching of such spill, release, disposal or discharge; and (ii) Landlord's failure to comply with applicable Environmental Laws with respect to its operation, enjoyment or use of the Premises prior to the Commencement Date and for such reasonable time after the Commencement Date to correct such failure to so comply.

         (b) Environmental Indemnification by Tenant. Tenant shall indemnify, defend and save harmless Landlord and its current and former directors, shareholders, officers, employees, administrators, predecessors, successors and assigns, personally and in their corporate capacity and any related entities, subsidiaries, parents, holding, related or affiliated companies or corporations and their respective current and former directors, shareholders, officers, employees, administrators, predecessors, successors and assigns, personally and in their corporate capacity, from any Losses arising out of or in any way connected with (i) any spills, releases, disposal or discharges of Hazardous Wastes at, onto or from the Premises after the Commencement Date and first arising during the Lease Term; and (ii) Tenant's failure to comply with applicable Environmental Laws with respect to its operation, enjoyment or use of the Premises after the Commencement Date. If Tenant is responsible for a spill, release, disposal or discharge of Hazardous Waste at, onto or from the Premises after the Commencement Date and first arising during the Lease Term under this Section 11, Tenant shall only be required to conduct such Remediation to the least stringent level required by Environmental Law, and Tenant may utilize the most cost effective means of conducting such Remediation. Exhibit D sets forth a listing of environmental reports establishing the extent of known and disclosed existing Environmental Conditions on the Premises.

         (c)      Terms of the Asset Purchase Agreement Control.
Notwithstanding the foregoing, nothing in this Section 11 shall expand or otherwise modify Landlord's obligations under the Asset Purchase Agreement as they relate to any environmental conditions on the Premises.

         (d) Notification. Either party (a "Notifying Party") to this Lease shall notify the other party upon becoming aware of (i) any claims or demands, or any enforcement, cleanup or other regulatory or judicial action, threatened, made, or initiated against the Notifying Party or relating to the Premises pursuant to Environmental Laws, including without limitation those relating to the presence or release of any Hazardous Wastes on the Premises or the migration thereof from or to any other property; and (ii) the imposition of any environmental lien on the Premises.

         As used herein, the terms "Environmental Law," "Hazardous Waste," "Remediation" and "Environmental Condition" shall have the meaning set forth in Asset Purchase Agreement.

         (e) Tenant acknowledges that it is the intention of the Landlord to place upon a portion of the Premises an Environmental Land Use Restriction ("ELUR") substantially as described in Schedule D. Landlord represents that such ELUR will not limit the use of the Premises as used at the date of the commencement of this Lease.

         10. PARKING. During the term of this Lease, Tenant shall have the exclusive use of all parking and storage on the property for all purposes.


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         (a)      TENANT'S REPAIRS AND ALTERATIONS. Tenant will not in any
manner deface or injure the Premises, and will pay the cost of repairing any damage or injury done to the Premises or any part thereof by Tenant or Tenant's agents, employees or invitees. Tenant shall throughout the Lease Term keep the Premises in as good a condition as of the Commencement Date, ordinary wear and tear excepted and make all necessary non-structural repairs, except that Tenant shall not be liable to the extent that the damage or repair is caused in whole or in part by the negligence or willful misconduct of Landlord or Landlord's Agents, as defined below. If Tenant fails to commence such non-structural repairs within 10 days after receipt of notice from Landlord of such failure, Landlord may at its option make such repair, and Tenant shall, upon written demand therefor, pay Landlord for the necessary cost thereof. Tenant will not make or allow to be made any alterations or physical additions in or to the Premises without the prior consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, it is understood that Tenant's operations may necessitate the installation of equipment and fixtures, therefore Tenant and Landlord agree that the installation of any equipment or fixture that does not materially impact the structure of the building or the Premises will not require the consent of Landlord. Tenant shall procure and maintain and shall cause such contractors and subcontractors engaged by or on behalf of Tenant to procure and maintain, insurance coverage against such risks, in such amounts as may be reasonably required by Landlord in connection with any such maintenance, repair, alteration or addition, as well as obtaining all permits, approvals and certificates required by any governmental or quasi-governmental bodies, all at Tenant's sole expense. At the end or other termination of this Lease, except in the event that Tenant shall purchase the Premises pursuant to the Purchase Option, Tenant shall deliver up the Premises with all improvements located thereon (except as otherwise herein provided) in each instance, required to be maintained by Tenant, in as good repair and condition as of the Commencement Date, excepting ordinary wear and tear. All alterations or additions permanent in character made in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property on termination of this Lease, except in the event that Tenant shall purchase the Premises pursuant to the Purchase Option, and shall remain on the Premises without compensation to Tenant. All furniture, temporary improvements, movable trade fixtures and equipment owned, leased, or installed by Tenant may be removed by Tenant at the termination of this Lease if Tenant so elects, and, except in the event that Tenant shall purchase the Premises pursuant to the Purchase Option, shall be so removed if required by Landlord, or if not so removed, shall at the option of Landlord be removed by Landlord to a storage facility and stored at Tenant's sole expense. Following such removal, if any, Landlord shall give Tenant sixty (60) calendar days' written notice of such removal and storage within which Tenant may reclaim the property so removed and stored by tendering to Landlord all costs and expenses incurred by Landlord in the removal and storage of the property along with any other monies due under the Lease. Failure by Tenant to timely reclaim the property by full tender of all monies due within thirty (30) calendar days of Tenant's receipt of the written notice shall constitute a forfeiture of the stored property, which shall then become the property of Landlord, subject to the lien of Tenant's lenders. All such maintenance, repairs, alterations, additions, improvements, removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the Premises.

         11. LANDLORD'S REPAIRS AND ALTERATIONS. Landlord shall be obligated to make any and all structural repairs whatsoever to the Premises, including, but not limited to electrical, plumbing, heating, ventilation, and air conditioning systems ("HVAC"), roof and all


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other structural repairs and replacements, except that Landlord shall not be liable to the extent that the damage or structural repair is caused in whole or in part by the negligence or willful misconduct of Tenant or Tenant's agents. Landlord shall throughout the Lease Term keep the structural portions of the Premises in as good a condition as of the Commencement Date, ordinary wear and tear excepted. If Landlord fails to commence structural repairs, replacements or improvements within 10 days after receipt of notice of such failure from Tenant, Tenant may at its option make such structural repair, replacement or improvement, and Landlord shall either, upon written demand therefor, pay Tenant for the necessary cost thereof or deduct such cost from Tenant's Basic Rent.

         12. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, sublease, or transfer this Lease or any interest therein without the prior written consent of Landlord, which consent shall not be unreasonably withheld. This covenant shall run with the land and shall bind Tenant and Tenant's heirs, executors, administrators, personal representatives, successors, and assigns.

         13.      INDEMNITY.

         (a) Tenant hereby agrees to indemnify, defend and hold harmless Landlord and its current and former directors, shareholders, officers, employees, administrators, predecessors, successors and assigns and mortgagees (if any) personally and in their corporate capacity and any related entities, subsidiaries, parents, holding, related or affiliated companies or corporations and their respective current and former directors, shareholders, officers, employees, administrators, predecessors, successors and assigns, personally and in their corporate capacity from and against all liability, loss, demand, actions, expenses, or claims, including, without limitation, attorneys and paralegal fees and court costs, resulting from, arising out on or connected in any manner with (i) the use, occupancy or enjoyment of the Premises by the Tenant, or its agents, employees, invitees or contractors ("Tenant's Agents") or any work, activity, or other things allowed or suffered by Tenant or Tenant's Agents to be done in, on or about the Premises, in each case, during the Lease Term; (ii) any breach or default in the performance of any obligation of Tenant under this Lease; and (iii) any act or failure to act by Tenant or Tenant's Agents in, on or about the Premises. The Tenant shall not be liable to the extent that the damage or injury is ultimately determined to be caused in whole or in part by the negligence or willful misconduct of Landlord or Landlord's Agents, as defined below.

         (b) Landlord hereby agrees to indemnify, defend and hold harmless Tenant, its current and former directors, shareholders, officers, employees, administrators, predecessors, successors and assigns, personally and in their corporate capacity and any related entities, subsidiaries, parents, holding, related or affiliated companies or corporations and their respective current and former directors, shareholders, officers, employees, administrators, predecessors, successors and assigns, personally and in their corporate capacity, from and against all liability, loss, demand, actions, expenses, or claims, including reasonable attorneys' and paralegal' fees and court costs, resulting from, arising out of or connected with (i) the use, occupancy or enjoyment of the Premises by the Landlord, or its agents, employees, invitees or contractors ("Landlord's Agents") or any work, including, but not limited to, structural repairs and replacements, activity, or other things allowed or suffered by Landlord or Landlord's Agents to be done in, on or about the Premises or the buildings; (ii) any breach or default in the


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performance of any obligation of Landlord under this Lease; and (iii) any act or failure to act, whether negligent or otherwise tortious, by Landlord or Landlord's Agents in, on or about the Premises. The Landlord shall not be liable to the extent that the damage or injury is ultimately determined to be caused in whole or in part by the negligence or willful misconduct of Tenant or Tenant's Agents.

         14.      LEASEHOLD MORTGAGE.

         Subject to such consents of any lenders to the Landlord or any affiliate thereof, which consents Tenant acknowledges may be reasonably withheld, Tenant shall have the right to encumber its interest in this Lease through a leasehold mortgage for the benefit of any of Tenant's lenders (a "Leasehold Mortgage").

         15.      INSPECTION.

         Upon reasonable prior notice to Tenant and without causing interference to or with Tenant's business operations, Landlord or its officers, agents and representatives shall have the right to enter into and upon any and all parts of the Premises at all reasonable hours (or, in any emergency, at any hour) to (a) inspect same or clean or make repairs or alterations or additions as Landlord may deem necessary (but without any obligation to do so, except as expressly provided for herein), or (b) show the Premises to prospective purchasers or lenders; and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction.

         16.      CONDEMNATION.

         (a) If the whole or substantially the whole of the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise or should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Premises is taken by the condemning authority and neither Landlord nor Tenant shall have any obligations hereunder.

         (b) If less than the whole or substantially the whole of the Premises is thus taken or sold, and, as a result, the business of Tenant is materially impaired, Tenant may terminate this Lease by giving written notice thereof to Landlord, as in which event this Lease shall terminate as of the date when physical possession of such portion of the Premises is taken by the condemning authority. If the Lease is not so terminated upon any such taking or sale and corresponding impair of the business of Tenant, the Basic Rental payable hereunder shall be diminished by an equitable amount.

         (c) If less than the whole or substantially the whole of the Premises is thus taken or sold, but the business of Tenant is not substantially impaired, then the Lease shall continue unabated, and the Basic Rental payable hereunder shall be diminished by an equitable amount.

         (d) All amounts awarded upon a taking of any part or all of the Premises shall belong to Landlord, except any amounts that are awarded for trade fixtures of Tenant's shall be paid to Tenant upon receipt by Landlord. Tenant shall have the right and Landlord shall provide



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reasonable cooperation in exercising such right to independently petition the appropriate judicial body in order to seek relief for damages which can be proved and is related to the condemnation.

         17.      SUBORDINATION; NON-DISTURBANCE.

         Tenant agrees that its rights hereunder shall be subordinate to the lien of any mortgage or mortgages to any bank, insurance company or any other lender now or hereafter enforced against the Premises or any part thereof, and to all advances made or hereafter to be made upon the security thereof, provided that, as a condition to subordinating its rights and interests under this Lease to any mortgage or trust deed, the holder of said mortgage or trust deed shall enter into a non-disturbance and attornment agreement with Tenant in form and substance acceptable to Tenant.

         18.      FIRE OR OTHER CASUALTY.

         All risk of damage to or destruction of the Premises by fire, tornado or other casualty (each, a "Casualty Event") from the moment of execution of this Lease shall rest with Tenant. Upon the occurrence of any such insured against Casualty Event, Tenant shall, within thirty (30) days after the date of such insured against Casualty Event, commence to rebuild or repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition in which it was immediately prior to the happening of the Casualty Event.

         19.      HOLDING OVER.

         Should Tenant, or any of its successors in interest, hold over the Premises, or any part thereof, after the expiration of the Lease Term, unless otherwise agreed in writing by Landlord, such holding over shall constitute and be construed as a tenancy at will only, at a daily rental equal to double the daily rent payable for the last month of the Lease Term.

         20.      EVENTS OF DEFAULT.

         The following events shall be deemed to be events of default by Tenant under this Lease:

         (a) Tenant shall fail to pay when due any rental or other sums payable by Tenant hereunder after any applicable notice or grace period;

         (b) Tenant shall fail to comply with or observe any other provision of this Lease, provided that Tenant shall have thirty (30) days from written notice to cure such default, unless such default threatens public health and safety or the safety of the Premises, in which case Tenant must immediately cure such default.

         (c)      Tenant shall make an assignment for the benefit of creditors.

         (d) Any petition shall be filed by or against Tenant under any section or chapter of the Federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof or Tenant or any guarantor of Tenant's obligations hereunder shall be


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adjudged bankrupt or insolvent in proceedings filed thereunder and rent is not fully paid when due.

         (e) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant's obligations hereunder and rent is not fully paid when due.

         21.      REMEDIES.

         Upon the occurrence of any event of default specified in this Lease and the expiration of the provided cure period set forth, Landlord shall have the option to pursue the following remedy with notice and demand as noted hereinabove and below:

         (a) Terminate this Lease in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, only by exercise of lawful means if necessary, without being liable for prosecution or any claim for damages therefor, so long as such damages are not caused solely by Landlord's negligence.

         (b) The re-entry or taking possession of the Premises by Landlord shall not be construed as an election on its part to terminate this Lease, providing that Landlord gives written notice of such intention to Tenant and Tenant's period for curing any default has expired. Pursuit of the foregoing remedy shall not preclude the pursuit of any of the other remedies provided by law.

         22.      SURRENDER OF PREMISES.

         No act or thing done by Landlord or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the Premises, except as noted under the provisions of Section 23, Remedies.

         23.      ATTORNEYS' FEES.

         In case it should be necessary or proper for either Landlord or Tenant to bring any action under this Lease, or any amount payable by Tenant or performance due by Landlord hereunder, before an attorney concerning or for the enforcement of any of Landlord's or Tenant's rights hereunder, then Landlord and Tenant agree in each and any such case the non-prevailing party shall pay the prevailing party a reasonable attorney's fee.

         24.      TENANT'S PROPERTY; LANDLORD LIEN WAVER.

         (a) All trade fixtures, equipment and other property owned by Tenant shall remain the property of Tenant without regard to the means by which, or the person by whom the same are installed in or attached to the Premises, and Landlord agrees that Tenant shall have the right at any time, and from time to time, to remove any and all of its trade fixtures, equipment and other property provided that Tenant restores any damage to the Premises (caused by such removal) to its condition as of the Commencement Date, normal wear and tear excepted.


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         (b)      This Lease does not grant a contractual lien or any other
express or implied security interest to Landlord with respect to Tenant's property.

         25.      MECHANICS' LIENS.

         Tenant will not permit any mechanic's lien or liens to be placed upon the Premises or improvements thereon during the Lease Term caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant, and in the case of the filing of any such lien Tenant will promptly pay same (other than such liens which are being contested by appropriate proceedings and for which appropriate bond has been provided).

         26.      NO SUBROGATION.

         Each party hereto hereby waives any cause of action it might have against the other party on account of any loss or damage that is insured against under any insurance policy (to the extent that such loss or damage is recoverable under such insurance policy) that covers the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements or business and which names Landlord or Tenant, as the case may be, as a party insured; provided, however, that this waiver shall be ineffective against any insurer of Landlord or Tenant to the extent that such waiver (i) is prohibited by the laws or insurance regulations of the State of Connecticut or (ii) would invalidate any insurance coverage of Landlord or Tenant.

         27.      BROKERAGE.

         Landlord and Tenant warrant that they have had no dealings with any undisclosed broker or agent in connection with the negotiation or execution of this Lease and both parties agrees to indemnify each other against all costs, expenses, attorneys' fees or other liability for commissions or other compensation or charges claimed by any undisclosed broker or agent claiming the same by, through or under the respective party.

         Each of Tenant and Landlord expressly represent and warrant that it has not had brokerage representation regarding this lease.

         28.      ESTOPPEL CERTIFICATES.

         Tenant agrees to furnish from time to time when requested by Landlord a certificate signed by Tenant confirming and containing such factual (if true) certifications and representations pertaining to this Lease reasonably satisfactory to Landlord and Tenant, and Tenant shall, within ten (10) days (excluding government holidays) following receipt of said proposed certificate from Landlord, return a fully-executed copy of said certificate to Landlord.

         29.      NOTICES.

         (a) Method of Delivery; All notices, requests, demands and other communications (each, a "Notice") required to be provided to the other party pursuant to this Lease shall be in writing and shall be delivered (i) in person, (ii) by certified U.S. mail, with postage prepaid and return receipt requested, (iii) by overnight courier service, or (iv) by facsimile transmittal, with a verification copy sent on the same day by any of the methods set forth in clauses (i), (ii) and (iii), to the other party to this Lease at the following address or facsimile number (or to such other address or facsimile number as Landlord or Tenant may designate from time to time pursuant to Section 31(c):

         If to Landlord:

         Gerald C. Harvey, Esq.
         Vice President and Secretary
         NORCO, Inc.
         c/o TransTechnology Corporation
         700 Liberty Avenue
         Union, NJ 07083
         Facsimile No.: (908) 686-6537

         If to Tenant:

         Albert Rodriguez
         President
         Marathon Power Technologies Company
         8301 Imperial Drive
         Waco, TX 76712
         Facsimile No.: (254) 776-6558

         With a copy to:

         W. Nicholas Howley
         President and Chief Executive Officer
         TransDigm Inc.
         26380 Curtiss Wright Parkway
         Richmond Hts., OH 44143
         Facsimile No.: 216.289.4937

         (b) Receipt of Notices. All Notices sent by Landlord or Tenant (or their respective counsel pursuant to Section 31(d) under this Lease shall be deemed to have been received by the party to whom such Notice is sent upon
(i) delivery to the address or facsimile number of the recipient party, or (ii) the attempted delivery of such Notice if (A) such recipient Party refuses delivery of such Notice, or (B) such recipient Party is no longer at such address or facsimile number, and such recipient Party failed to provide the sending Party with its current address or facsimile number pursuant to Section 31(c).

         (c) Change of Address. Landlord and Tenant and their respective counsel shall have the right to change their respective address and/or facsimile number for the purposes of this Section 31 by providing a Notice of such change in address and/or facsimile as required under this Section 31.

         (d) Delivery by Party's Counsel. Landlord and Tenant agree that the attorney for such party shall have the authority to deliver Notices on such party's behalf to the other party hereto.

         30.      FORCE MAJEURE.

         Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant (save and except those time periods prescribed herein for the payment of Rent by Tenant including provisions set forth in cancellation option), neither Landlord nor Tenant shall be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, acts of terrorism, governmental laws, regulations or restrictions.

         31.      SEPARABILITY.

         If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, then, and in that event, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         32.      AMENDMENTS; WAIVER; BINDING EFFECT.

The provisions of this Lease may not be waived, altered, changed or amended, except by instrument in writing signed by both parties hereto. The terms and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest, legal representatives and permitted assigns, except as otherwise herein expressly provided.

         33.      QUIET ENJOYMENT.

         Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of rent, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term, without hindrance from Landlord or any successor to Landlord or any person claiming by, through or under Landlord, subject to the terms and conditions of this Lease.

         34.      INTERPRETATION.

         Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions contained in this Lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this Lease.

         35.      LANDLORD'S DEFAULT.

         If Landlord defaults in the performance or observance of any provision of this Lease, Tenant shall notify Landlord in writing specifying in what manner Landlord has defaulted. Tenant may terminate this Lease if such default shall not be cured by Landlord within the period of time provided for elsewhere in this Lease, if any, or otherwise within thirty (30) consecutive calendar days following the receipt of such notice (except that if such default cannot be cured within said thirty (30) day period, this period shall be extended for the time necessary to cure the default, provided that Landlord commences to cure such default within the thirty (30) day period and proceeds diligently thereafter to effect such cure). Any liability of Landlord resulting from an event of default by Landlord shall be limited to the value of the interest of Landlord in the Premises.

         36.      OPTION TO PURCHASE.

         (a) So long as Tenant is not then in default hereunder beyond any applicable cure period, Tenant shall have the right, exercisable by delivery of at least ninety (90) days prior written notice to Landlord, to purchase the Premises as of the end of the Initial Term (the "Purchase Option") for a purchase price of $1,800,000.00 (the "Purchase Price). No payments of the Basic Rental by Tenant to Landlord shall be considered any partial payment toward the Purchase Price. In the event Tenant exercises the Purchase Option, the purchase contract shall stipulate that (i) Landlord shall deliver title to the Premises in at least the same condition as title existed as of the Commencement Date of the Lease; and (ii) the Premises shall be transferred free and clear of all liens, mortgages, deeds of trusts or other security instruments.

         (b) In the event the Tenant does not exercise the Purchase Option according to the procedure outlined above, the Lease Term shall be automatically extended by the Extended Term as outlined in Section 1(c) above.

         37.      EXHIBITS AND ATTACHMENTS.

         All Agreement exhibits, attachments, riders and addenda referred to in the lease are incorporated into this Lease and made a part hereof for all intents and purposes.

         38.      GOVERNING LAW.

         This Lease and all of its terms, covenants and provisions shall be governed by and construed under the laws of the State of Connecticut, without regard to conflicts of law provisions.

         IN WITNESS WHEREOF, Landlord and Tenant each have caused this Lease to be executed and delivered in their names by their respective duly authorized officers or representatives as of the date first above written.


LANDLORD:                                TENANT:


By: /s/ Gerald C. Harvey                 By: /s/ Gregory Rufus
   --------------------------------         -----------------------------------

Its: Vice President and Secretary        Its: Treasurer and Assistant Secretary
    -------------------------------          ----------------------------------